Exhibit 10.18

FIRST AMENDMENT TO
ADVISORY AGREEMENT

This FIRST AMENDMENT TO ADVISORY AGREEMENT is entered into as of November 11, 2015, among American Realty Capital Hospitality Trust, Inc., American Realty Capital Hospitality Operating Partnership, L.P. (the “Operating Partnership”) and American Realty Capital Hospitality Advisors, LLC (the “Advisor”).

RECITALS

WHEREAS, the Company, the Operating Partnership and the Advisor entered into that certain Advisory Agreement, dated as of January 7, 2014 (as amended, the “Advisory Agreement”); and

WHEREAS, the Company, the Operating Partnership and the Advisor desire to make certain amendments to the Advisory Agreement.

NOW, THEREFORE, in consideration of the premises made hereunder, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.	Amendment to Section 1. The following definition is hereby added to Section 1 of the Agreement in the appropriate alphabetical order:

“ ‘Asset Management Fee’ means the fee payable to the Advisor of its assignees pursuant to Section 10(i) for any period commencing on or after October 1, 2015.”

2.	Amendment to Section 10(f) of the Advisory Agreement. Effective as of the date hereof, Section 10(f) of the Advisory Agreement is hereby replaced in its entirety with the following:

“(f)    Payment of Fees. In connection with the Acquisition Fee, Real Estate Commission, Annual Subordinated Performance Fee, Asset Management Fee and Financing Coordination Fee, the Company shall pay such fees to the Advisor or its assignees in cash, in Shares, or a combination of both, the form of payment to be determined in the sole discretion of the Advisor. For the purposes of the payment of any fees in Shares, (i) if at the applicable time an Offering is underway, (a) prior to the NAV Pricing Start Date, each Share shall be valued at the per-share offering price of the Shares in such Offering minus the maximum Selling Commissions and Dealer Manager Fee allowed in such Offering, and (b) after the NAV Pricing Start Date, each Share shall be valued at the then-current NAV per Share; and (ii) at all other times, each Share shall be valued by the Board in good faith (A) at the estimated value thereof, calculated in accordance with the provisions of NASD Rule 2340(c)(1) (or any successor similar rule), or (B) if no such rule shall then exist, at the fair market value thereof; provided, however, that in the case of Asset Management Fees payable in grants of restricted Shares, each Share shall be valued in accordance with the provisions of the equity incentive plan of the Company pursuant to which such grants are to be made.”

3.	Amendment to Section 10(h) of the Advisory Agreement. Effective as of the date hereof, Section 10(h) of the Advisory Agreement is hereby replaced in its entirety with the following:

“(h)    Subordinated Participation Interests. The Company shall cause the Operating Partnership to periodically issue Subordinated Participation Interests in the Operating Partnership to the Advisor or its assignees, pursuant to the terms and conditions contained in the Operating Partnership Agreement, in connection with the Advisor’s (or its assignees’) management of the Operating Partnership’s assets for any period ending prior to or on September 30, 2015.”

4.	Addition of Section 10(i) of the Advisory Agreement. Effective as of the date hereof, the Advisory Agreement is supplemented by the addition of the following new Section 10(i):

“(i)     Asset Management Fee. For any period commencing on or after October 1, 2015, the Company shall pay an Asset Management Fee to the Advisor or its assignees in accordance with this Section 10(i) as compensation for services rendered in connection with the management of the Company’s assets. The Asset Management Fee is payable on the first business day of each month in the amount of 0.0625% multiplied by (i) during any period of time prior to the time the Company publishes an NAV, the Cost of Assets or (ii) during any period of time after the time the Company publishes an NAV, the lower of (A) the Cost of Assets and (B) the fair market value of the Company’s assets as reported in the applicable periodic or current report filed with the Securities and Exchange Commission disclosing the fair market value; provided, however, that until the Offering is completed, payment of the Asset Management Fee, if the form of payment determined by the Advisor is cash, will be deferred if the forecast of Modified Funds from Operations (“MFFO”) coverage (where the coverage is calculated as MFFO divided by the distribution payout) for the applicable period does not exceed 110%. Forecasts of MFFO coverage will be calculated on a monthly basis through December 2015, and will be calculated quarterly thereafter. Any deferred Asset Management Fee will accrue and become payable in full as soon as the MFFO coverage exceeds 110% in the current or any subsequent period. For the avoidance of doubt, once the Offering is completed, payment of the Asset Management Fee will no longer be subject to any MFFO coverage threshold.”

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this agreement as of the date first set forth above.

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

By:    /s/ Jonathan P. Mehlman
Name:    Jonathan P. Mehlman
Title:    CEO and President

AMERICAN REALTY CAPITAL HOSPITALITY OPERATING PARTNERSHIP, L.P.

By:    American Realty Capital Hospitality Trust,
Inc., its General Partner

By:    /s/ Jonathan P. Mehlman
Name:    Jonathan P. Mehlman
Title:    CEO and President

AMERICAN REALTY CAPITAL HOSPITALITY ADVISORS, LLC

By:	American Realty Capital Hospitality Special Limited Partner, LLC, its Member

By:	American Realty Capital IX, LLC,
its Sole Member

By:	AR Capital, LLC, its Sole Member

By:    /s/ William M. Kahane
Name:    William M. Kahane
Title:    Member